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                                                                  Exhibit 24(c)


                                                                  1993 FORM 10-K




                          LONG ISLAND LIGHTING COMPANY


         I, HERBERT M. LEIMAN, Assistant Corporate Secretary of LONG ISLAND LIGHTING COMPANY (the "Company"), a New York corporation, DO HEREBY CERTIFY that annexed hereto is a true, correct and complete copy of the resolution adopted at a meeting of the Board of Directors of the Company duly called and held on February 22, 1994, at which meeting a quorum was present and acting throughout.
         AND I DO FURTHER CERTIFY that the foregoing resolution has not been in any way amended, annulled, rescinded or revoked and that the same is still in full force and effect.
         WITNESS my hand and the seal of the Company this 10th day of March, 1994.


                                                   /s/ HERBERT M. LEIMAN
                                                   ----------------------------
                                                       HERBERT M. LEIMAN
                                                   Assistant Corporate Secretary


(Corporate Seal)

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                          LONG ISLAND LIGHTING COMPANY

                   (Resolution adopted on February 22, 1994)



         "RESOLVED, that

         1. the proper officers of this Company are authorized to execute and file with the Securities and Exchange Commission under the Securities Act of 1934, as amended, the Annual Report for the year ended December 31, 1993 on Form 10-K as prescribed by said Commission pursuant to said Act and the rules and regulations promulgated thereunder, substantially in the form submitted to each of the directors with such additional changes therein as the General Counsel of the Company shall approve (the "Form 10-K");

         2. Anthony Nozzolillo, Senior Vice President, and Kathleen A. Marion, Corporate Secretary, their successors and each of them, are designated as agents for service in connection with said Report and each of them is authorized to receive all notices and communications from the Securities and Exchange Commission respecting said Report and any amendment thereto; and all powers which are provided by any rules and regulations of said Commission to be conferred upon persons so designated are hereby conferred upon each of said officers; and

         3. without limiting the authority of any officer of this Company to act in the premises, Anthony Nozzolillo, Robert J. Grey and Kathleen A. Marion, their successors and each of them, are hereby appointed attorneys-in-fact of this Company and the power to execute and file any instruments and documents, including but not limited to the Annual Report on Form 10-K, and to make any payments and do any other acts and things, including the execution and filing of any amendment to said Report as they may deem necessary or desirable to effect such filing; and the Corporate Secretary or any Assistant Corporate Secretary, or any other officer of this Company, is hereby authorized to certify and deliver to the Securities and Exchange Commission copies of this resolution as evidence of such powers."